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EXHIBIT 11-1

               DONALDSON, LUFKIN & JENRETTE, INC. & SUBSIDIARIES

                   Computation of Diluted Earnings Per Share
                    (In thousands, except per share amounts)


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                                                                                                   Three Months Ended
                                                                                                     March 31,
                                                                                               1999              1998
                                                                                           ------------      ------------
Weighted Average Common Shares:
     Average Common Shares Outstanding                                                          123,995           115,088
    Average Restricted Stock Units Outstanding                                                    1,285             3,566
    Average Common Shares Issuable Under Employee Benefit Plans                                  12,570            10,140
                                                                                           ------------       -----------

Weighted Average Common Shares Outstanding                                                      137,850           128,794
                                                                                           ============       ===========

Earnings:
     Net Income                                                                               $ 121,650         $ 134,150
     Less:  Preferred Stock Dividend Requirement                                                  5,289             5,443
                                                                                           ------------      ------------

Earnings Applicable to Common Shares                                                          $ 116,361         $ 128,707
                                                                                           ============      ============


Diluted Earnings Per Common Share                                                          $       0.84      $       1.00
                                                                                           ============      ============


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